Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Laurie A. Howard

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 495-3912

(Name, address and telephone number of agent for service)

FISHER COMMUNICATIONS, INC.

(Issuer with respect to the Securities)

Washington	91-0222175
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 4th Avenue N., Suite 510 Seattle, Washington	98109
(Address of Principal Executive Offices)	(Zip Code)

8 5/8% Senior Notes Due 2014

(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number (EIN)	Primary Standard Industrial Classification Code Number (SIC)	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office
Fisher Broadcasting Company	Washington	91-0222050	5510	100 4th Avenue N., Suite 510 Seattle, Washington 98109 (206) 404-7000

Fisher Media Services Company	Washington	91-2122779	5310	140 4th Avenue N. Seattle, Washington 98109 (206) 404-8000

Fisher Mills Inc.	Washington	91-0870669	3110	100 4th Avenue N., Suite 510 Seattle, Washington 98109 (206) 404-7000

Fisher Pathways, Inc.	Washington	91-1160919	5135	140 4th Avenue N. Seattle, Washington 98109 (206) 404-4013

Fisher Properties, Inc.	Washington	91-0870215	5310	100 4th Avenue N., Suite 510 Seattle, Washington 98109 (206) 404-7000

Fisher Radio Regional Group Inc.	Washington	91-1671233	5131	1212 N. Washington, Suite 307 Spokane, Washington 99201 (509) 343-9500

Sam Wylde Flour Company, Inc.	Washington	91-0713378	3100	100 4th Avenue N., Suite 510 Seattle, Washington 98109 (206) 404-7000

Fisher Broadcasting – Seattle TV, L.L.C.	Delaware	91-2136495	5131	140 4th Avenue N. Seattle, Washington 98109 (206) 404-4000

Fisher Broadcasting – Portland Radio, L.L.C.	Delaware	91-2136496	5131	100 4th Avenue N., Suite 510 Seattle, Washington 98109 (206) 404-7000

Fisher Broadcasting – Seattle Radio, L.L.C.	Delaware	91-2136489	5131	140 4th Avenue N. Seattle, Washington 98109 (206) 404-4000

Fisher Broadcasting – Portland TV, L.L.C.	Delaware	91-2136493	5131	2153 N.E. Sandy Boulevard Portland, Oregon 97232 (503) 231-4222

Fisher Broadcasting – Oregon TV, L.L.C.	Delaware	91-2136490	5131	4575 Blanton Road Eugene, Oregon 97405 (541) 342-4961

Fisher Broadcasting – Washington TV, L.L.C.	Delaware	91-2136487	5131	2801 Terrace Heights Drive Yakima, Washington 98901 (509) 575-0029

Fisher Broadcasting – Idaho TV, L.L.C.	Delaware	91-2136488	5131	140 N. 16th Street Boise, Idaho 83702 (208) 472-2222

Fisher Broadcasting – S.E. Idaho TV, L.L.C.	Delaware	91-2136491	5131	1255 E. 17th Street Idaho Falls, Idaho 83404 (208) 522-5100

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number (EIN)	Primary Standard Industrial Classification Code Number (SIC)	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office
Fisher Broadcasting – Georgia, L.L.C.	Delaware	91-1955733	5131	100 4th Avenue N., Suite 510 Seattle, Washington 98109 (206) 404-7000

Fisher Entertainment, L.L.C.	Delaware	75-2974784	5132	100 4th Avenue N., Suite 510 Seattle, Washington 98109 (206) 404-7000

Civia, Inc.	Delaware	30-0019189	51339	100 4th Avenue N., Suite 510 Seattle, Washington 98109 (206) 404-7000

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2004, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Registration Number 333-67188.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on this 16th day of December, 2004.

U.S. BANK NATIONAL ASSOCIATION

		By:	/s/ Laurie A. Howard
Laurie A. Howard
Vice President

By:	/s/ Benjamin J. Krueger
Benjamin J. Krueger
Assistant Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: December 16, 2004

U.S. BANK NATIONAL ASSOCIATION

		By:	/s/ Laurie A. Howard
Laurie A. Howard
Vice President

By:	/s/ Benjamin J. Krueger
Benjamin J. Krueger
Assistant Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2004

($000’s)

9/30/2004
Assets
Cash and Due From Depository Institutions	$6,973,101
Federal Reserve Stock	0
Securities	39,400,687
Federal Funds	2,842,037
Loans & Lease Financing Receivables	121,000,954
Fixed Assets	1,846,496
Intangible Assets	10,035,484
Other Assets	10,354,644

Total Assets	$192,453,403
Liabilities
Deposits	$122,247,349
Fed Funds	7,346,293
Treasury Demand Notes	0
Trading Liabilities	145,128
Other Borrowed Money	30,331,854
Acceptances	146,102
Subordinated Notes and Debentures	5,535,512
Other Liabilities	6,060,066

Total Liabilities	$171,812,304
Equity
Minority Interest in Subsidiaries	$1,013,889
Common and Preferred Stock	18,200
Surplus	11,792,288
Undivided Profits	7,816,722

Total Equity Capital	$19,627,210
Total Liabilities and Equity Capital	$192,453,403

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Laurie A. Howard
Vice President

Date: December 16, 2004